UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2015
MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia	30701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The following information, including the Exhibit attached hereto, is being furnished pursuant to this Item 2.02 and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
On August 6, 2015, Mohawk Industries, Inc., issued a press release announcing its first quarter financial results. A copy of the press release is attached hereto and hereby incorporated by reference as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 31, 2015, Mohawk Capital Luxembourg S.A. (“MCL”), a wholly owned subsidiary of Mohawk Industries, Inc. (“Mohawk”), established a program for the issuance of unsecured commercial paper in European capital markets (“ECP”). Under the program, MCL may issue ECP from time to time in an aggregate amount not to exceed €1.00 billion outstanding at any time (or the equivalent amount in alternative currencies). The ECP will have maturities ranging from one day to 183 days and will rank pari passu with all of Mohawk’s other unsecured and unsubordinated indebtedness. Payment on the ECP will be fully and unconditionally guaranteed by Mohawk.
The proceeds from the sale of the ECP will be available to Mohawk for general corporate purposes. Mohawk expects to use the initial proceeds from the sale of the ECP to repay euro-denominated borrowings under its senior revolving credit facility.
The ECP will be issued pursuant to the terms and conditions of an issue and paying agency agreement (the “IPA”) among MCL, Mohawk and an issue and paying agent and will be sold pursuant to the terms and conditions of a commercial paper dealer agreement (the “Dealer Agreement”) among MCL, Mohawk and the arranger and the dealers named therein and as may be selected by Mohawk from time to time to participate in the program. The IPA and the Dealer Agreement each contain customary representations, warranties, covenants and indemnification provisions.
The obligations of MCL to repay amounts owing under the ECP and the guarantee of the ECP by Mohawk will be backstopped by Mohawk’s $1.8 billion senior revolving credit facility. The program is a component of a larger $1.8 billion commercial paper program, initially authorized by Mohawk’s Board of Directors in February 2014. The total amount due and payable under any of Mohawk’s commercial paper programs may not exceed $1.8 billion (or its equivalent in alternative currencies) at any time.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press release dated August 6, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date:	August 6, 2015	By:	/s/ James F. Brunk
James F. Brunk
V.P. & Corporate Controller

INDEX TO EXHIBITS

Exhibit

99.1	Press release dated	August 6, 2015